AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                              FEBRUARY 8, 2002
                               Registration No.  333- ___________

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                   ---------------------------
                 FORM S-8 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                   ---------------------------
                           VIACOM INC.
     (Exact name of registrant as specified in its charter)
               DELAWARE                        04-2949533
          (State or other jurisdiction of    (I.R.S. Employer
          incorporation or organization)     Identification No.)

             1515 BROADWAY, NEW YORK, NEW YORK 10036
                         (212) 258-6000
    (Address and phone number of principal executive offices,
                       including zip code)
                   ---------------------------
                       VIACOM 401(K) PLAN
                THE WESTINGHOUSE SAVINGS PROGRAM

                    (Full title of the plans)
                   ---------------------------

                    MICHAEL D. FRICKLAS, ESQ.
     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
      VIACOM INC., 1515 BROADWAY, NEW YORK, NEW YORK 10036
                         (212) 258-6000
    (Name, address and telephone number of agent for service)
                   ---------------------------
                 CALCULATION OF REGISTRATION FEE

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Title of                  Proposed   Proposed
securities                maximum    maximum
to be        Amount       offering   aggregate       Amount of
registered   to be        price per  offering        registration
(1)          registered   share (2)  price           fee
---------- ------------- ----------- --------------  ------------
Class B
Common     30,000,000    $37.38      $1,121,400,000  $103,168
Stock
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(1)  Pursuant to Rule 416(c) of the Securities Act of 1933, as
     amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Viacom 401(k) Plan and The Westinghouse Savings Program (the "Plans").
(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the offering price and registration fee calculations are based on the average of the high and low prices of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of Viacom Inc. (the "Registrant") on the New York Stock Exchange consolidated reporting system on February 4, 2002.

                             PART I


      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.   PLAN INFORMATION.*



ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
          INFORMATION.*









---------------------------------

*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from this Registration
     Statement in accordance with Rule 428 under the Securities
     Act and the "Note" to Part I of Form S-8.

                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the
"Commission") by the Registrant are incorporated herein by reference into this Registration Statement:

     	(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

 	(b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001;

	(c)  The Registrant's Current Reports on Form 8-K or Form
     8-K/A filed January 5, 2001, January 8, 2001, February 15, 2001, February 21, 2001, May 30, 2001, June 1, 2001, July 3, 2001, July
     27, 2001 and September 20, 2001;

	(d) The description of the Class B Common Stock contained in the Registrant's joint proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 filed with the Commission on November 24, 1999 (Registration No. 333-88613);

	(e) Annual Report on Form 11-K for the Viacom Investment Plan (renamed the Viacom 401(k) Plan) for the fiscal year ended
     December 31, 2000; and

	(f) Annual Report on Form 11-K for The Westinghouse Savings Program for the fiscal year ended December 31, 2000.


	     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Michael D. Fricklas, Esq., Executive Vice President, General Counsel and Secretary of Viacom Inc., who has rendered an opinion stating that under applicable state law the shares of Class B Common Stock to which the Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable. As of December 31, 2001, Mr. Fricklas held 46 shares of Class A Common Stock and 1,074 shares of Class B Common Stock and held exercisable options to acquire 180,833 shares of Class B Common Stock and non-exercisable options to acquire 254,167 shares of Class B Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "Viacom Charter") contains provisions that eliminate directors' personal liability, in certain circumstances.

          Section 1 of Article VI of the Viacom Charter provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2 of Article VI of the Viacom Charter provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

          Section 4 of Article VI of the Viacom Charter provides that any indemnification made pursuant to the above provisions (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceedings, even though less than a quorum, or
(2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Registrant entitled to vote thereon.

          The Viacom Charter provides that to the extent that a present or former director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the Viacom Charter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer, employee or agent of the Registrant providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

          The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VI of the Viacom Charter.

          Pursuant to Section 7 of Article VI of the Viacom
Charter, the Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

          The Registrant will submit the Viacom 401(k) Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner for a determination as to the qualification of the Viacom 40l(k) Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and will cause all changes required by the IRS to be made to maintain the qualification of the Viacom 401(k) Plan.

          The Registrant has submitted The Westinghouse Savings Program to the IRS in a timely manner for a determination as to the qualification of The Westinghouse Savings Program under
Section 401(a) of the Code and will cause all changes required by the IRS to be made to maintain the qualification of The Westinghouse Savings Program.


ITEM 9. UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plans of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of February, 2002.

                         VIACOM INC.

                         By:  /s/Michael D. Fricklas
			     -------------------------------
                              Name:  Michael D. Fricklas
                              Title: Executive Vice President,
                              General Counsel and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 8th day of February, 2002.

     SIGNATURE                   CAPACITY
     ---------                   ----------

*                                Director
--------------------------
George S. Abrams


*                                Director
--------------------------
David R. Andelman


/s/ Richard J. Bressler          Senior Executive Vice
-------------------------        President
Richard J. Bressler              and Chief Financial
                                 Officer
                                 (Principal Financial
                                 Officer)

*                                Director
--------------------------
George H. Conrades


*                                Director
--------------------------
Philippe P. Dauman


/s/ Susan C. Gordon              Vice President, Controller
-------------------------        and
Susan C. Gordon                  Chief Accounting Officer
                                 (Principal Accounting
                                  Officer)

*                                Director
--------------------------
William H. Gray III



/s/ Mel Karmazin                 Director, President and
-------------------------        Chief Operating Officer
Mel Karmazin


*                                Director
--------------------------
Jan Leschly


*                                Director
--------------------------
David T. McLaughlin


*                                Director
--------------------------
Leslie Moonves


*                                Director
--------------------------
Ken Miller


*                                Director
--------------------------
Brent D. Redstone


*                                Director
--------------------------
Shari Redstone


/s/ Sumner Redstone              Director, Chairman of the
--------------------------	 Board and Chief Executive
Sumner M. Redstone               Officer (Principal
                                 Executive Officer)


*                                Director
--------------------------
Frederic V. Salerno

*
--------------------------       Director
William Schwartz


*                                Director
--------------------------
Ivan Seidenberg

*                                Director
--------------------------
Patty Stonesifer


*                                Director
--------------------------
Robert D. Walter

 *By:   /s/ Michael D. Fricklas
	------------------------  February 8, 2002
       Michael D. Fricklas,
       Attorney-in-Fact

               VIACOM 401(K) PLAN. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of February, 2002.



                              VIACOM 401(k) PLAN



                              By: /s/ William A. Roskin
				  -------------------------
                               Name: William A. Roskin
                               Title:Senior Vice President,
                                   Human Resources and
                                   Administration,
                                   Viacom Inc.





          THE WESTINGHOUSE SAVINGS PROGRAM. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of February, 2002.



                              THE WESTINGHOUSE SAVINGS PROGRAM

				By: /s/ William A. Roskin
				--------------------------
				Name:    William A. Roskin
				Title:   Senior Vice President,
				         Human Resources and
					 Administration,
	                                 Viacom Inc.

                          EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF DOCUMENT

4.1       Restated Certificate of Incorporation of Viacom
          Inc. effective May 4, 2000 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 333-88613), as amended by the Certificate of Amendment of Certificate of Incorporation of Viacom Inc. dated May 23, 2001 and the Certificate of Elimination of Series C Preferred Stock of Viacom Inc. dated May 23, 2001 (incorporated by reference to Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K of Viacom Inc. filed on May 30, 2001)(File No. 1-9553).

4.2       Amended and Restated By-laws of Viacom Inc.
          effective May 4, 2000 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Viacom Inc.) (File No. 333-88613).

4.3*      Viacom 401(k) Plan.

4.4 The Westinghouse Savings Program (incorporated by reference to Exhibit 4.15 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

5.1*      Opinion of Michael D. Fricklas, Executive Vice
          President, General Counsel and Secretary of the
          Registrant, as to the legality of the securities being registered.

23.1*     Consent of PricewaterhouseCoopers LLP.

23.2*     Consent of KPMG LLP.

23.3      Consent of Michael D. Fricklas, Executive Vice
          President, General Counsel and Secretary of  the
          Registrant (included in Exhibit 5.1).

24*       Powers of Attorney.
------------------------------
*    Filed herewith.